                                             ALLIANCE FUNDING COMPANY
                            by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                Designated Servicer
                                              SERVICER'S CERTIFICATE

                                                      1997-1

         In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                    Lee Servicing Company reports the following
                 information pertaining to Series 1997-1 for August 25, 1997, the Remittance date.

                                         Due period ended: August 1, 1997

------------------------------------------------------------------------------------------------------------------
                                                         Total Pool               Subpool 1             Subpool 2
                                                        ------------            ------------          ------------
   COLLECTIONS
 1 Total Actual Principal Collections                   3,154,374.57              692,667.52          2,461,707.05
 2 Total Actual Interest Collections                    1,911,771.22              723,187.58          1,188,583.64
 3 Less: Service Fees Previously Remitted                 115,522.18               40,009.96             75,512.22
 4 Less: Excess Service Fees                                    0.00                    0.00                  0.00
 5 Additional Proceeds                                          0.00                    0.00                  0.00
                                                        ------------            ------------          ------------
 6 TOTAL COLLECTIONS:                                   4,950,623.61            1,375,845.14          3,574,778.47


   MONTHLY ADVANCES
 7 Delinquent Interest Advance                             (1,049.93)             (22,553.16)            21,503.23
 8 Compensating Interest                                   12,077.40                2,902.04              9,175.36
 9 Amounts Held for Future Distributions                        0.00                    0.00                  0.00
10 Reserve Withdrawal per Sec. 6.14                             0.00                    0.00                  0.00
                                                        ------------            ------------          ------------
11 AVAILABLE REMITTANCE AMOUNT:                         4,961,651.08            1,356,194.02          3,605,457.06


   FEES
12 Expense Account Deposit:                                 5,067.77
                                                        ------------
13 ADJUSTED REMITTANCE AMOUNT:                          4,956,583.31


   REMAINING AMOUNT AVAILABLE:
14           Adjusted Remittance Amount                 4,956,583.31
15           Insured Payments due                               0.00
16           Insurance Account Deposit @ 13 bp
                the Ending Principal Balance               21,960.33
17           Class Remittance Amounts                   4,934,622.98
18           Non-Recoverable Advances not
                Previously Reimbursed                           0.00
                                                        ------------
19 Total Remaining Amount Available:                            0.00
                                                        ============

   REIMBURSEMENTS DUE PURSUANT TO SEC. 5.04
20      Servicing Fee                                           0.00
21      Monthly Advances and Servicer Advances                  0.00
22      Preference Amount per Sec. 6.06(b)                      0.00
23      Servicing compensation per Sec. 7.03                    0.00
24      REO Mgmt. & Dispositions per Sec 5.10                   0.00
25      Trustee Advances per Sec 11.01                          0.00

------------------------------------------------------------------------------------------------------------------

                                                   Page 1 of 4

                                             ALLIANCE FUNDING COMPANY
                            by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                Designated Servicer
                                              SERVICER'S CERTIFICATE

                                                      1997-1

         In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                    Lee Servicing Company reports the following
                 information pertaining to Series 1997-1 for August 25, 1997, the Remittance date.

                                         Due period ended: August 1, 1997

------------------------------------------------------------------------------------------------------------------

                                                          Total                  Class A                Class R
                                                      --------------          --------------        --------------
26 Loans Outstanding -- BOM                                    2,530
27 Original Loan Balance                              213,234,970.48          213,234,970.48
28 Pre-Funding Account Balance                                  0.00                    0.00
29 Initial Overcollateralization                        7,369,875.65            7,369,875.65
30 Realized Losses, LTD                                         0.00                    0.00
31 Carryforward Amount                                          0.00                    0.00
                                                      --------------          --------------        --------------
32 Total Class Principal Balance                      205,865,094.83          205,865,094.83
33      Pool Factor per Loan Balance                      96.9249866%             96.9249866%
34      Pool Factor per Class Balance                     93.5750431%             93.5750431%
35 Excess Spread                                                0.00                                           0.0
36 Additional Principal due Class A                       739,934.09              739,934.09
37 Interest Remittance @ Pass-Through Rate              1,040,314.32            1,040,314.32


   PRINCIPAL REDUCTIONS:
38           Prepayments -- Number                                30                      30
39           Prepayments -- Dollar                      2,984,252.41            2,984,252.41
40           Net Liquidation Proceeds                           0.00                    0.00
41           Curtailments                                  46,249.97               46,249.97
42           Normal and Excess Payments                   123,872.19              123,872.19
                                                      --------------          --------------
43 Total Principal Remittance                           3,154,374.57            3,154,374.57
44 Additional Principal Reduction                         739,934.09              739,934.09
                                                      --------------          --------------        --------------
45 TOTAL REMITTANCE                                     4,934,622.98            4,934,622.98                  0.00
                                                      ==============          ==============        ==============
46 Current Month Realized Loss -- Number                           0                    0.00
47 Current Month Realized Loss -- Dollar                        0.00                    0.00


   CLASS PRINCIPAL BALANCE -- EOM
48 Loans Outstanding -- EOM                                    2,500
49 Closing Loan Balance                               210,080,595.91          210,080,595.91
50 Pre-Funding Account Balance                                  0.00                    0.00
51 Additional Principal Reduction, LTD                  8,109,809.74            8,109,809.74
52 Realized Losses, LTD                                         0.00                    0.00
                                                      --------------          --------------
53 Total Class Principal Balance                      201,970,786.17          201,970,786.17
54      Pool Factor per Loan Balance                      95.4911800%             95.4911800%
55      Pool Factor per Class Balance                     91.8049028%             91.8049028%

------------------------------------------------------------------------------------------------------------------

                                                   Page 2 of 4

                                             ALLIANCE FUNDING COMPANY
                            by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                                Designated Servicer
                                              SERVICER'S CERTIFICATE

                                                      1997-1

         In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                                    Lee Servicing Company reports the following
                 information pertaining to Series 1997-1 for August 25, 1997, the Remittance date.

                                         Due period ended: August 1, 1997

------------------------------------------------------------------------------------------------------------------

56 Weighted Note Rate -- THIS Remittance                10.79236%
57 Weighted Note Rate -- NEXT Remittance                10.82525%

58 Weighted Average Remaining Term                       304.61

59 Accrual  Period for Libor Rate                       25-Jul-97     thru      24-Aug-97
60 Days in Related Period                                  31

61 Pass-Through Rate                                    5.86844%


                                                        Total Pool               Subpool 1             Subpool 2
                                                      --------------           -------------        --------------
62 Original Pool -- Principal Balance                 140,827,927.17           41,875,267.67         98,952,659.50
63 Original Pool -- Pre-Funding Account                83,661,868.75           33,147,497.60         50,514,371.15
64 Original Pool -- Initial Overcollateralization       4,489,795.92            1,500,455.31          2,989,340.61
                                                      --------------           -------------        --------------
65 Original Pool Total                                220,000,000.00           73,522,309.96        146,477,690.04
                                                      ==============           =============        ==============
66 Original Pool -- Number of Loans                        1,646                    816                   830

------------------------------------------------------------------------------------------------------------------

                                                      Beg. of Month            Current Month         End of Month
                                                      --------------           -------------        --------------
   CLASS A OVERCOLLATERALIZATION RECONCILIATION
67 Additional Principal Reduction, LTD                  7,369,875.65              739,934.09          8,109,809.74
68 Less:  Realized Losses, LTD                                  0.00                    0.00                  0.00
                                                      --------------           -------------        --------------
69 Overcollateralization of Principal                   7,369,875.65              739,934.09          8,109,809.74
                                                      ==============           =============        ==============
70 Base Overcollateralization Required                                                               12,571,428.57
71 Required Overcollateralization Amount                                                             12,571,428.57


                                                      Beg. of Month            Current Month         End of Month
                                                      --------------           -------------        --------------
   CURRENT MONTH SUBORDINATED AMOUNT
72 Original Subordinated Amount                        27,724,489.79                 N/A             27,724,489.79
73 Less: Cumulative Realized Losses                             0.00                    0.00                  0.00
74 Plus: Cumulative Additional Proceeds                         0.00                    0.00                  0.00
                                                      --------------           -------------        --------------
75 Current Subordinated Amount                         27,724,489.79                    0.00         27,724,489.79
                                                      ==============           =============        ==============

   NONRECOVERABLE ADVANCE RECONCILIATION
76 Beginning of Month                                           0.00
77 Current Month Unpaid Nonrecoverable Advance                  0.00
78 Less: Current Month Reimbursement                            0.00
                                                      --------------
78 End of Month                                                 0.00


   RESERVE ACCOUNT RECONCILIATION
80 Initial Reserve Deposit                              4,200,432.77
81 Reserve Withdrawal per Sec. 6.14                             0.00
                                                      --------------
82 End of Month                                         4,200,432.77

------------------------------------------------------------------------------------------------------------------

                                                   Page 3 of 4

                                  ALLIANCE FUNDING COMPANY
                 by LEE SERVICING COMPANY, a division of SUPERIOR BANK, FSB
                                     Designated Servicer
                                   SERVICER'S CERTIFICATE

                                           1997-1

In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                         Lee Servicing Company reports the following
      information pertaining to Series 1997-1 for August 25, 1997, the Remittance date.

                              Due period ended: August 1, 1997

------------------------------------------------------------------------------------------------

                                                                                    Total Pool
                                                                                  --------------
   CLASS FACTORS
83 Total Class Principal -- Original Pool                                         220,000,000.00
84 Interest Remittance Amount                                                       1,040,314.32
85 Interest Rate Factor/1000                                                            4.728701

86 Total Principal Collections                                                      3,154,374.57
87 Additional Principal Reduction                                                     739,934.09
                                                                                  --------------
88 Principal Remittance Amount                                                      3,894,308.66
89 Principal Payment Factor/1000                                                       17.701403
90 Current Month Ending Principal Factor                                              918.049028

91 Prior Month Principal Factor                                                       935.750431

------------------------------------------------------------------------------------------------

                                        Page 4 of 4